EXHIBIT 23.3


  Consent of Gassman, Rebhun & Co., P.C., Independent Auditors







     We consent to the incorporation by reference in this Registration Statement (Form S-8) of our report dated September 6, 1996 on our audits of the financial statements of Nestor, Inc. as of June 30, 1996 and 1995 and for each of the three years in the period ended June 30, 1996, which report is included in the Company's Annual Report on Form 10-K for the year ended June 30, 1996.



                             Gassman, Rebhun & Co., P.C.




New York, New York
May 16, 1997